Exhibit 99.1

Apollo Medical Holdings, Inc. Reports First Quarter 2021 Results

Company to Host Conference Call Today at 2 p.m. PT/5 p.m. ET

ALHAMBRA, Calif., May 5, 2021 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare management company, today announced its consolidated financial results for the first quarter ended March 31, 2021.

Financial Highlights for the First Quarter Ended March 31, 2021:

•	Q1 earnings per share - diluted (“EPS - diluted”) of $0.30 per share, up 173% from $0.11 per share for the prior-year quarter

•	Q1 total revenue of $176.1 million, up 7% from $165.1 million for the prior-year quarter

•	Q1 net income increased to $14.5 million, from $3.0 million for the prior-year quarter

•	Q1 net income attributable to ApolloMed increased to $13.2 million, from $4.1 million for the prior-year quarter

•	Cash and cash equivalents of $205.9 million at March 31, 2021

Recent Operating Highlights:

•	In January 2021, ApolloMed announced a strategic alliance and investment in New York-based CAIPA MSO, LLC (“CAIPA MSO”) whereby ApolloMed will own 30% of the post-closing total interests in CAIPA MSO on a fully diluted basis. With this partnership, ApolloMed will provide its proprietary technologies to CAIPA for the benefit of its physicians. The strategic alliance will provide ApolloMed with a foothold in the state of New York with the potential for expanding the alliance in the future. This transaction is expected to close in the second quarter of 2021.

Guidance:

ApolloMed continues to maintain the following guidance for total revenue, net income, net income attributable to ApolloMed, EBITDA, and Adjusted EBITDA, based on the Company’s existing business, current view of existing market conditions and assumptions for the year ending December 31, 2021. ApolloMed is also providing the following guidance for the second quarter ending June 30, 2021.

(in millions)	Three Months Ending		Year Ending
	June 30, 2021		December 31, 2021
	Low	High	Low	High
Total revenue	$163.0	$173.0	$690.0	$710.0
Net income	$6.3	$12.3	$50.0	$60.0
Net income attributable to ApolloMed	$6.5	$10.5	$35.0	$45.0
EBITDA	$15.6	$21.6	$95.0	$105.0
Adjusted EBITDA	$20.4	$24.4	$115.0	$125.0

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Management Commentary:

Kenneth Sim, M.D., Executive Chairman and Co-Chief Executive Officer of ApolloMed, stated, “We were pleased to begin 2021 with strong results, achieving 7% growth on the top line and more than tripling net income attributable to ApolloMed to $13.2 million in the first quarter. This was primarily a result of organic membership growth in our existing IPAs, which drove the increased capitation revenue. Additionally, our risk pool settlements and incentives revenue increased during the period due to decreased utilization of our hospital partners. The bottom line also benefited from $2.4 million in decreased general and administrative expenses related to third-party consulting and professional costs, which is a direct result of our technology platform. We anticipate the trend of reduced utilization of elective care services will continue to normalize as a larger proportion of the population continues to get vaccinated against COVID-19 and the country maintains its steady path toward recovery.”

Dr. Sim continued, “We continue to work closely with the team at CAIPA MSO, in which we announced a strategic investment and alliance in January 2021. This partnership marks ApolloMed’s entry into the New York market, and we anticipate closing this transaction by the end of the 2021 second quarter. We continue to evaluate opportunities where we can integrate like-minded physicians and physician groups into our proven value-based care model, and as we remain confident in our ability to meet our target of 2 million managed lives by the end of 2021, we are reiterating our previously provided guidance targets for the year. We are also providing guidance for the upcoming quarter ending June 30, 2021, to provide greater visibility into our forecasts given the fluctuations we are experiencing in light of post-pandemic trends. We are committed to maintaining transparency and an ongoing dialogue with the investment community as we continue executing our growth initiatives in the months and years to come.”

GAAP Financial Highlights for the First Quarter Ended March 31, 2021:

•	Total revenue of $176.1 million for the quarter ended March 31, 2021, an increase of 7%, compared to $165.1 million for the quarter ended March 31, 2020, primarily due to (i) a $4.3 million increase in capitation revenue primarily as a result of organic membership growth at Allied Physicians of California, a Professional Medical Corporation (“APC”) and Alpha Care Medical Group, Inc. and (ii) a $6.8 million increase in risk pool settlements and incentives revenue driven by reduced utilization of our hospital partners resulting from the suspension of non-emergency medical procedures due to the continued effects of the COVID-19 pandemic.

•	Capitation revenue, net, of $144.7 million for the quarter ended March 31, 2021, an increase of 3%, compared to $140.4 million for the quarter ended March 31, 2020. Capitation revenue represented 82% of total revenue for the quarter ended March 31, 2021.

•	Risk pool settlements and incentives revenue of $18.0 million for the quarter ended March 31, 2021, an increase of 60%, compared to $11.2 million for the quarter ended March 31, 2020.

•	Net income increased to $14.5 million for the quarter ended March 31, 2021, compared to $3.0 million for the quarter ended March 31, 2020, which was primarily a result of increased organic capitation and risk pool settlements and incentives revenues mentioned above and decreased general and administrative expenses of $2.4 million primarily attributable to a reduction in third-party consulting and professional costs due to efficiencies gained from the Company’s technology platform.

•	Net income attributable to ApolloMed increased to $13.2 million for the quarter ended March 31, 2021, from $4.1 million for the quarter ended March 31, 2020. The increase from the prior-year quarter was primarily due to the reasons stated above and increased preferred dividends ApolloMed received from APC.

•	EPS - diluted increased to $0.30 per share for the quarter ended March 31, 2021, from $0.11 per share for the quarter ended March 31, 2020.

Non-GAAP Measures for the First Quarter Ended March 31, 2021:

•	EBITDA increased to $26.6 million for the quarter ended March 31, 2021, from $11.2 million for the quarter ended March 31, 2020.

•	Adjusted EBITDA increased to $29.2 million for the quarter ended March 31, 2021, from $13.8 million for the quarter ended March 31, 2020. The increase from the prior-year quarter was primarily due to the increase in pre-tax net income discussed above.

Balance Sheet Highlights:

•	As of March 31, 2021, ApolloMed’s cash and cash equivalents and investments in marketable securities increased to $272.8 million, working capital increased to $243.9 million, and total stockholders’ equity increased to $349.7 million; from cash and cash equivalents and investments in marketable securities of $261.2 million, working capital of $223.6 million and total stockholders’ equity of $330.9 million, respectively, as of December 31, 2020.

See “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

For more details on ApolloMed’s financial results for the quarter ended March 31, 2021, please refer to ApolloMed’s Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Conference Call and Webcast Information:

ApolloMed will host a conference call at 2 p.m. PT/5 p.m. ET today (Wednesday, May 5, 2021), during which management will discuss the results of the first quarter ended March 31, 2021. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 407-3979
International (Toll):	+1 (412) 902-0042

The conference call can also be accessed at: https://78449.themediaframe.com/dataconf/productusers/ameh/mediaframe/44832/indexl.html.

An accompanying slide presentation will be made available 30 minutes prior to the start of the conference call on the “Events & Presentations” page of the Company’s website (https://apollomed.net/eventspresentation) and will be filed as an exhibit to ApolloMed’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company's consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 144,466 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.

Shares of ApolloMed’s common stock owned by APC, a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric, technology-powered healthcare management company. Leveraging its proprietary population health management and healthcare delivery platform, ApolloMed operates an integrated, value-based healthcare model, which aims to empower the providers in its network to deliver the highest quality of care to its patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed’s subsidiaries include management services organizations (“MSOs”), affiliated independent practice associations (“IPAs”) and a Next Generation Accountable Care Organization (“NGACO”). NMM and Apollo Medical Management, Inc. are the administrative and managerial services companies for the affiliated physician owned professional corporations that contract with independent physicians to deliver medical services in-office and virtually under the Allied Pacific of California IPA, Alpha Care Medical Group, Inc. and Accountable Health Care IPA brands. These affiliates are supported by ApolloMed Hospitalists, a Medical Corporation. Our NGACO operates under the APA ACO, Inc. brand and participates in the Centers for Medicare & Medicaid Services program that allows provider groups to assume higher levels of financial risk and potentially achieve a higher reward from participation in the program’s attribution-based risk sharing model. For more information, please visit www.apollomed.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s guidance for the second quarter ending June 30, 2021 and the year ending December 31, 2021, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans and merger integration efforts, operations and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(415) 568-2255
csohn@equityny.com

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	March 31,	December 31,
	2021	2020
Assets

Current assets
Cash and cash equivalents	$205,876	$193,470
Investment in marketable securities	66,931	67,695
Receivables, net	16,448	7,058
Receivables, net – related parties	66,872	49,260
Other receivables	4,518	4,297
Prepaid expenses and other current assets	9,630	16,797

Total current assets	370,275	338,577

Noncurrent assets
Land, property and equipment, net	29,609	29,890
Intangible assets, net	83,199	86,985
Goodwill	239,053	239,053
Loans receivable	480	480
Loans receivable – related parties	4,129	4,145
Investments in other entities – equity method	42,615	43,292
Investments in privately held entities	37,075	37,075
Restricted cash	—	500
Operating lease right-of-use assets	17,738	18,574
Other assets	19,107	18,915

Total noncurrent assets	473,005	478,909

Total assets(1)	$843,280	$817,486

Liabilities, mezzanine equity and stockholders’ equity

Current liabilities

Accounts payable and accrued expenses	$40,234	$36,143
Fiduciary accounts payable	6,871	9,642
Medical liabilities	51,479	50,330
Income taxes payable	12,059	4,224
Dividend payable	481	485
Finance lease liabilities	109	102
Operating lease liabilities	3,036	3,177
Current portion of long-term debt	12,078	10,889
Total current liabilities	126,347	114,992

Noncurrent liabilities
Deferred tax liability	10,038	10,959
Finance lease liabilities, net of current portion	277	311
Operating lease liabilities, net of current portion	15,147	15,865
Long-term debt, net of current portion and deferred financing costs	226,937	230,211

Total noncurrent liabilities	252,399	257,346

Total liabilities(1)	378,746	372,338

Mezzanine equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	114,847	114,237

Stockholders' equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 42,638,389 and 42,249,137 shares outstanding, excluding 12,425,639 and 12,323,164 treasury shares, at March 31, 2021, and December 31, 2020, respectively	43	42
Additional paid-in capital	266,126	261,011
Retained earnings	82,922	69,771
	349,091	330,824

Noncontrolling interest	596	87

Total stockholders' equity	349,687	330,911

Total liabilities, mezzanine equity and stockholders' equity	$843,280	$817,486

(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $929.9 million and $801.3 million as of March 31, 2021 and December 31, 2020, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $115.3 million and $111.3 million as of March 31, 2021 and December 31, 2020, respectively.

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Revenue
Capitation, net	$144,740	$140,421
Risk pool settlements and incentives	18,010	11,236
Management fee income	8,550	8,815
Fee-for-service, net	3,086	3,427
Other income	1,672	1,206

Total revenue	176,058	165,105

Operating expenses
Cost of services, excluding depreciation and amortization	140,616	144,204
General and administrative expenses	9,464	11,834
Depreciation and amortization	4,197	4,702

Total expenses	154,277	160,740

Income from operations	21,781	4,365

Other (expense) income
(Loss) income from equity method investments	(677)	2,054
Interest expense	(1,523)	(2,868)
Interest income	349	929
Other income	1,304	102

Total other (expense) income, net	(547)	217

Income before provision for income taxes	21,234	4,582

Provision for income taxes	6,776	1,595

Net income	14,458	2,987

Net income (loss) attributable to noncontrolling interest	1,307	(1,065)

Net income attributable to Apollo Medical Holdings, Inc.	$13,151	$4,052

Earnings per share – basic	$0.31	$0.11

Earnings per share – diluted	$0.30	$0.11

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (in thousands)

	Three Months Ended March 31, 2021
	2021	2020
Net income	$14,458	$2,987
Interest expense	1,523	2,868
Interest income	(349)	(929)
Provision for income taxes	6,776	1,595
Depreciation and amortization	4,197	4,702
EBITDA	26,605	11,223

Loss (income) from equity method investments	677	(2,054)
Other income	(1,304)	(102)
Net loss adjustment for recently acquired IPAs	3,194	4,760
Adjusted EBITDA	$29,172	$13,827

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ending		Year Ending
	June 30, 2021		December 31, 2021
(in thousands)
	Low	High	Low	High
Net income	$6,300	$12,300	$50,000	$60,000
Interest expense	1,500	1,600	8,000	8,500
Interest income	(300)	(500)	(3,000)	(5,000)
Provision for income taxes	3,750	3,800	23,000	24,000
Depreciation and amortization	4,350	4,400	17,000	17,500
EBITDA	15,600	21,600	95,000	105,000

Income from equity method investments	—	—	(500)	(1,000)
Provider bonus payments	—	—	6,000	6,000
Net loss adjustment for recently acquired IPAs	4,800	2,800	14,500	15,000
Adjusted EBITDA	$20,400	$24,400	$115,000	$125,000

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization, excluding income from equity method investments, provider bonuses, impairment of intangibles, provision for doubtful accounts and other income earned that are not related to the Company’s normal operations. Adjusted EBITDA also excludes the effect on EBITDA of certain IPAs we recently acquired.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.